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                                                                      Exhibit 21

                                 Subsidiaries of
                           Lexmark International, Inc.

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SUBSIDIARIES                                               STATE OR COUNTRY OF  INCORPORATION
------------                                               ----------------------------------
Lexmark Asia Pacific Corporation, Inc.                     Delaware
Lexmark Receivables Corporation                            Delaware
Lexington Tooling Company                                  Delaware
Lexmark Mexico Holding Company, Inc.                       Delaware
Lexmark International De Argentina, Inc.                   Delaware
Lexmark International De Mexico, Inc.                      Delaware
Lexmark International Trading Corporation                  Delaware
Lexmark Europe Trading Corporation, Inc.                   Delaware
Lexmark Europe Holding Company, I, L.L.C.                  Delaware
Lexmark Europe Holding Company, II, L.L.C.                 Delaware
Lexmark Espana, L.L.C.                                     Delaware
Lexmark Nordic, L.L.C.                                     Delaware
Lexmark Canada, Inc.                                       Canada
Lexmark International, K.K.                                Japan
Lexmark Handelsgesellschaft m.b.H.                         Austria
Lexmark International, S.A.                                Belgium
Lexmark Europe S.A.R.L.                                    France
Lexmark International (Australia) PTY Limited              Australia
Lexmark International S.r.l.                               Italy
Lexmark International (Portugal) Servicos de
  Assistencia e Marketing, Unipessoal, Limitada            Portugal
Lexmark (Schweiz) AG                                       Switzerland
Lexmark International Limited                              UK
Lexmark International Technology, S.A.                     Switzerland
Lexmark Deutschland GmbH                                   Germany
Lexmark Solution Services (Australia) PTY Limited          Australia
Solution Services Europe GmbH                              Germany
Lexmark International (Scotland) Limited                   Scotland
Lexmark International (Czech) s.r.o.                       Czech Republic
Lexmark International (Philippines), Inc.                  Philippines
Lexmark International Financial Services Company Limited   Ireland
Lexmark S.A.R.L. (Gerant) (France)                         France
Lexmark International (Singapore) PTE Limited              Singapore
Lexmark International (China) Limited                      Peoples' Republic of China
Lexmark International (Korea), Inc.                        Korea
Lexmark Internacional, S.A. De C.V.                        Mexico
Lexmark Electronics (Mexico), S.A. de C.V.                 Mexico
Lexmark International de Uruguay S.A.                      Uruguay
Lexmark International Hungaria Kft                         Hungary
Lexmark International Service & Support Center Limited     Ireland
Lexmark International (India) Private Limited              India
Lexmark Printer (Shenzhen) Company Limited                 Peoples' Republic of China
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

SUBSIDIARIES                                                STATE OR COUNTRY OF  INCORPORATION
------------                                                ----------------------------------
Lexmark International South Africa (Pty) Limited            South Africa
Tech-nique Corporate Services (Pty) Limited                 South Africa
Lexmark International Logistics, BV                         Netherlands
Lexmark Internacional Servicios, S. de R.L. de C. V.        Mexico
Lexmark Research & Development Corp.                        Philippines
Lexmark International S.A.S.                                France
Lexmark International SCI                                   France
Lexmark Espana L.L.C. & Cia S.R.C.                          Spain
Lexmark International Do Brasil Limitada                    Brazil
Lexmark International B.V.                                  Netherlands
Lexmark Foreign Sales Corporation                           Barbados
Lexmark de Peru, SRL                                        Peru
Lexmark International de Chile Limitada                     Chile
Venture Computer Company (Pty) Limited                      South Africa
Lexmark International Manufacturing B.V.                    Netherlands
Lexmark International Polska Sp.Zo.o                        France
Societe Printmark S.A.                                      France
Altmark, s.r.o.                                             Czech Republic
International Trade and Computing (ITAC) B.V.               Netherlands
Lexmark International Puerto Rico                           Puerto Rico

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